Exhibit 99.1

Information Relating to Part II.

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Ryan Specialty Holdings, Inc., registered pursuant to the automatic shelf Registration Statement on Form S-3ASR (Registration No. 333-272122) filed on May 22, 2023, are set forth in the following table. All amounts are estimated except the (i) Securities and Exchange Commission (“SEC”) registration fee and (ii) Financial Industry Regulatory Authority (“FINRA”) filing fee.

Amount to be paid
SEC registration fee	$43,937
FINRA filing fee	225,500
Printing expenses	75,000
Accounting fees and expenses	150,000
Legal fees and expenses	600,000
Transfer agent fees and expenses	6,200

Total	$1,100,637